OFFICERS' SUPPLEMENTAL RETIREMENT PLAN OF
               ORANGE AND ROCKLAND UTILITIES, INC.


         As Amended and Restated Effective July 1, 1997















            OFFICERS' SUPPLEMENTAL RETIREMENT PLAN OF
               ORANGE AND ROCKLAND UTILITIES, INC.


Section 1.  PURPOSE

The purpose of the Officers' Supplemental Retirement Plan of Orange and Rockland Utilities, Inc. (the "Plan") is to provide additional retirement benefits to Orange and Rockland Officers above that which they might earn from the Employees' Retirement Plan of Orange and Rockland Utilities, Inc. (the "Qualified Plan"), given limitations upon benefits and covered compensation under the Qualified Plan imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The Plan has been intentionally structured to benefit those Officers whose careers at Orange and Rockland have been too short to accumulate appropriate retirement benefits from the Qualified Plan. Benefits payable from the Plan will be offset by payments from the Qualified Plan.

The Plan as amended and restated herein shall apply to Officers terminating from service on or after July 1, 1997.

Section 2.  DEFINITIONS

(1) "Affiliated Company" shall mean any corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a), determined without regard to
     Section 1563(a)(4) and (e)(3)(C) of the Code) of which the Company is also a member.

(2) "Allowance" shall mean a monthly benefit computed in accordance with Section 6.

(3) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(4) "Beneficiary" shall mean the person or persons designated by the Member, in writing filed with the Committee, to receive any Allowance payable hereunder to a Beneficiary; provided, however, that if the Participant has a spouse, the spouse shall be the Participant's Beneficiary unless the spouse consents in a notarized writing, on a form provided by or acceptable to the Committee or its designee, to the designation of the non-spouse Beneficiary. A designation of Beneficiary may be revoked or changed by filing a new designation of Beneficiary with the Committee prior to death, subject to the spousal consent requirements set forth in the preceding sentence. In the event of a failure to designate a Beneficiary or if the designated Beneficiary dies prior to receipt of payment, the Beneficiary shall be deemed to be the Member's spouse; or if none, the Member's then living issue, per stirpes; or if none, the estate of the Member or Contingent Annuitant, whoever is the last to die. With respect to any Allowance payable to a Contingent Annuitant which has a guaranteed payment period, the Member, in a writing filed with the Committee, is permitted to authorize the Contingent Annuitant to designate, or change the designation of, the Beneficiary for the continued payments which would be made in the event of the death of the Contingent Annuitant prior to the expiration of the guaranteed payment period.

(5) "Board" shall mean the Board of Directors of Orange and Rockland Utilities, Inc.

(6) "Change in Control" shall mean any one of the following events:

     (A) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then-outstanding Company Common Stock, $5 par value per share (or any successor common stock) ("Shares") or the combined voting power of the Company's then-outstanding securities;

     (B) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on April 1, 1997, constituted the Board of Directors of the Company and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on April 1, 1997 or whose appointment, election or nomination for election was previously so approved;

     (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then-outstanding Shares or the combined voting power of the Company's then-outstanding securities; or

     (D) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(7) "Committee" shall mean the Retirement Committee of Orange and Rockland Utilities, Inc.

(8) "Company" shall mean Orange and Rockland Utilities, Inc. and any successor to its business or assets; and, except with respect to the definitions of "Change in Control" and "Potential Change in Control", shall also mean any other company participating in the Plan as provided in Section 3 with respect to its Officers.

(9) "Compensation" shall mean the regular rate of remuneration paid to an Officer by the Company, excluding any bonuses, overtime or other special pay, and excluding the Company's cost for any public or private employee benefit plan, including the Plan, but including any amount of Compensation reduction elected by the Officer and contributed or credited by the Company under any such plan. An Officer who is receiving credit for years of Service and years of Service as an Officer under Section 5 on the basis of the receipt of long-term disability benefits under a Company-sponsored program of such benefits shall be credited with Compensation for that period at the same rate of Compensation he or she had been receiving when last actively at work.

     (A) Notwithstanding the foregoing, for Officers who have completed at least 11 years of Service, Compensation for periods prior to January 1, 1995 shall also include a portion of their corporate performance-based annual award declared under the Annual Incentive Plan provisions of the Orange and Rockland Utilities, Inc. Incentive Compensation Plan ("ICP"). For purposes of this Plan and inclusion in Compensation hereunder, such annual ICP award for each calendar year prior to January 1, 1995 shall be deemed to be declared for each Officer and to be equal to a percentage of that Officer's regular rate of remuneration included in Compensation for such calendar year under the introductory paragraph of this definition. The percentage shall be determined in accordance with Table I of the ICP's Management Compensation Program Administration Guide, as it was in effect from time to time, on the basis of the highest grade or percentage of the Officer for any part of the applicable calendar year.

     Such annual ICP award will be deemed to have been paid ratably over the calendar year for which it is deemed declared (i.e., 1/12 for each month), and the portion includible in Compensation for purposes hereof shall be determined in accordance with the following schedule, on the basis of the years of Service the Officer has completed as of the end of the last month included in the period over which Final Average Compensation is determined:


           Years of Service           Percentage of
                                  Annual Award Included
                  11                       10%
                  12                       20%
                  13                       30%
                  14                       40%
                  15                       50%
                  16                       60%
                  17                       70%
                  18                       80%
                  19                       90%
              20 or more                  100%


     (B) Notwithstanding the foregoing, an Officer's Compensation for periods on and after January 1, 1995 shall also include the Officer's annual incentive plan target award under the Orange and Rockland Utilities, Inc. Annual Team Incentive Plan ("ATIP"), or any successor plan. The percentage target award for the purposes of this Plan shall be the highest available percentage for such Officer for the applicable year, as determined in accordance with the ATIP, as amended from time to time, on the basis of the Officer's highest position and/or pay grade for any part of such calendar year. The award for purposes of this Plan equals the following percentage (which shall be effective as of January 1, 1995) multiplied by the Officer's regular rate of remuneration included in Compensation for such calendar year under the introductory paragraph of this definition:


          Officer's Position                Percentage

       Chief Executive Officer                  45%
       Chief Operating Officer                  40%
       Chief Financial Officer                  40%
       Chief Legal Officer                      40%
       Chief Human Resource Officer             30%
       Other Officers                      as specified


     Such annual ATIP award will be deemed to have been paid ratably over the calendar year for which it is deemed declared (i.e., 1/12 for each month).

     (C) In all cases, Compensation shall be determined under rules uniformly applicable to all Officers similarly situated.

(10) "Contingent Annuitant" shall mean the person designated by the Member, in writing filed with the Committee, to receive any Allowance payable hereunder to a Contingent Annuitant. Except as hereafter provided, without the necessity of obtaining the consent of any person, including specifically the then designated Contingent Annuitant, a designation of a Contingent Annuitant may be revoked or changed by filing a new written designation of a Contingent Annuitant with the Committee prior to the earlier of the Member's death or commencement of payment of the Member's Allowance. Notwithstanding the foregoing, in order for a Member who is married at the time of the designation of Contingent Annuitant or change in a designation of Contingent Annuitant to designate a Contingent Annuitant other than his or her spouse, such designation of Contingent Annuitant must include the signed, written consent of his or her spouse (including specific consent to the Contingent Annuitant designated). In the event of the failure to designate a Contingent Annuitant as herein provided, the Contingent Annuitant shall be deemed to be the Member's spouse, if any, at the earlier of the Member's death or commencement of payment of the Member's Allowance, if surviving.

(11) "Disability Retirement Allowance" shall mean an Allowance commuted in accordance with Section 6F.

(12) "Early Retirement Allowance" shall mean an Allowance computed in accordance with Section 6E.

(13) "Effective Date of the Plan" shall mean originally
     December 3, 1981, and with respect to this amended and restated Plan, July 1, 1997.

(14) "ERISA" shall mean the Employee Retirement Income Security
     Act of 1974, as amended from time to time.

(15) "Exchange Act" shall mean the Securities Exchange Act of
     1934, as amended.

(16) "Final Average Compensation" shall be computed by taking the sum of a Member's Compensation on a monthly basis in each of the three years of highest Compensation during the 10 years immediately preceding the earliest of (a) his or her Retirement Date, (b) his or her termination date pursuant to
     Section 6(G), or (c) the date the Member ceases to be an Officer, and dividing this sum by 36. For the purpose of determining the three years of highest Compensation, three years shall be 36 consecutive months.

(17) "Member" shall mean any person included in the membership of the Plan as provided in Section 4.

(18) "Normal Retirement Allowance" shall mean an Allowance computed in accordance with Section 6(D).

(19) "Normal Retirement Date" shall mean the first day of the calendar month coincident with or next following the 65th anniversary of a Member's birth.

(20) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include
     (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(21) "Plan" shall mean the Officers' Supplemental Retirement Plan of Orange and Rockland Utilities, Inc., as set forth herein and as may be amended from time to time.

(22) "Plan Year" shall mean the calendar year.

(23) "Potential Change in Control" shall mean any one of the following events:

     (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

     (B) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated, would constitute a Change in Control;

     (C) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of either the then-outstanding securities; or the combined voting power of the Company's then-outstanding securities; or

     (D) the Board of Directors adopts a resolution to the effect that, for purposes of any severance agreement to which the Company is a party, a Potential Change in Control has occurred.

(24) "Qualified Plan" shall mean the Employees' Retirement Plan of Orange and Rockland Utilities, Inc. as in effect on July 1, 1997, but, except as specifically otherwise provided herein, as amended and as the actuarial equivalencies thereunder may be revised from time to time.

(25) "Retired Member" shall mean a Member who has retired under the Plan with an entitlement to a Normal Retirement
     Allowance, Early Retirement Allowance, or Disability
     Retirement Allowance.

(26) "Service" shall mean service credited under the Plan as provided in Section 5.

(27) "Vested Member" shall mean a Member whose employment with the Company or an Affiliated Company has been terminated for reasons other than retirement or death after he or she met the eligibility requirements for a Vested Retirement
     Allowance pursuant to Section 6(G).

(28) "Vested Retirement Allowance" shall mean an Allowance computed in accordance with Section 6(G).

Section 3.  ELIGIBILITY

Only Officers of Orange and Rockland Utilities, Inc. and/or its utility subsidiaries, Rockland Electric Company and Pike County
Light & Power Company, may be Members of the Plan.

Section 4.  MEMBERSHIP

A person shall become a Member of the Plan on the day he or she is elected an Officer by the Board, or by the board of the participating utility subsidiary of which he or she is an Officer.

Section 5.  SERVICE

Except as hereafter provided, a year of Service under the Plan shall equal one year of Eligible Service under the Qualified Plan (see Section 4 of the Qualified Plan) as determined on the basis of the Plan Year measuring period only (i.e., 1,000 hours of service in a calendar year is a year of Service). Years of Service as an Officer shall only include those years of Service credited subsequent to a Member's election as an Officer and during which he or she serves as an Officer, and shall include the Plan Year in which the Officer is so elected.

Notwithstanding anything to the contrary in the foregoing, service following the Member's ceasing to be an Officer shall not be considered as years of Service for any purpose under the Plan (except as set forth in Section 15), and in particular shall not entitle a Member to become eligible for a Vested or other Retirement Allowance under the Plan even if as a result of such service the Member becomes eligible for a Vested or other Retirement Allowance from the Qualified Plan.

To the extent not already credited hereunder as years of Service and years of Service as an Officer, a Member receiving long-term disability benefits under a Company-sponsored program of such benefits shall be entitled to credit for years of Service and years of Service as an Officer (if such disability occurred while the Member was an Officer) as though actively at work for so long as the Member is receiving such disability benefits and is not a Retired Member hereunder.

The Board, at its sole discretion, may award a Member additional years of Service for purposes of determining Benefits under
Section 6 and eligibility therefor.

Section 6.  BENEFITS

(A)  Amount and Payments of Allowance

     The Allowance determined under the Plan is equal to:

          (i) the Benefit Formula Percentage multiplied by the Member's Final Average Compensation; less

          (ii)  the Qualified Plan Allowance payable.

     The Allowance shall be paid for the life of the Member, except as hereafter provided, and shall commence and be paid in accordance with the provisions of the Plan describing the Allowance to be paid. If for any month for which the payment of the Allowance under the Plan is made to a Retired or Vested Member there is no Qualified Plan Allowance payable under the Qualified Plan to the Retired or Vested Member, the Allowance provided for under the Plan shall be paid without any offset by a Qualified Plan Allowance; provided, however, that when the Qualified Plan Allowance is payable to or with respect to such Member, the Allowance then paid under the Plan shall be adjusted to reflect the offset for the Qualified Plan Allowance then payable.

(B)  Benefit Formula Percentage

     The Benefit Formula Percentage shall be the sum of the percentages awarded for the Member's years of Service according to the following schedule:

          For each of the first ten years of Service:
          Four percent;

          For each of the second ten years of Service:
          Two percent; and

          For each year of Service in excess of twenty:
          One-half percent.

     Example:

     A Member with twenty-seven years of Service has a Benefit
     Formula Percentage of 63.5%, computed as follows:

          First ten years of Service (10 x 4%)       = 40%

          Second ten years of Service (10 x 2%)      = 20%

          Remaining seven years of Service (7 x .5%) =   3.5%

                                             Total   =  63.5%

(C)  Qualified Plan Allowance

     For purposes of computing a Plan Allowance only, the Member's Qualified Plan Allowance shall be computed as if he or she had elected Option 3 under Qualified Plan Section 6 (Joint and 50% Survivor Annuity) and had named his or her Contingent Annuitant as contingent annuitant thereunder.

(D)  Normal Retirement Allowance

     A Normal Retirement Allowance shall be paid to a Member who has completed five years of Service as an Officer (or was an Officer at the time of a Change in Control or Potential Change in Control, as set forth in Section 15), and who retires on or after his or her Normal Retirement Date. The Normal Retirement Allowance shall be computed in accordance with Section 6(A) above and will commence as of the first day of the calendar month coincident with or next following the Member's retirement.

(E)  Early Retirement Allowance

     An Early Retirement Allowance shall be paid to a Member who has completed five years of Service as an Officer (or was an Officer at the time of a Change in Control or Potential Change in Control, as set forth in Section 15), and retires from employment on or after attaining age 55. Such Early Retirement Allowance shall be computed in accordance with
     Section 6(A) on the basis of the Member's Final Average Compensation and years of Service at his or her retirement. Payment of the Early Retirement Allowance under the Plan will commence as of the first day of the calendar month coincident with or following the Member's retirement as is elected by the Member in writing and filed with the Committee prior to the first day of such calendar month. In the event payment of the Early Retirement Allowance commences prior to the first day of the calendar month coincident with or next following the 60th anniversary of the Member's birth, in calculating the Early Retirement Allowance the Section 6(A)(i) amount will be reduced by 1/3 of 1% for each complete month by which the commencement date precedes the first day of such calendar month; provided, however, that the foregoing reduction will not be made if, as of the date the Member's employment terminates because of retirement, the sum of the Member's age and years of Service is equal to or greater than eighty-five (85).

(F)  Disability Retirement Allowance

     (a) Upon written application to the Committee made by the Member or by the Company, a Member disabled in active service as an Officer who has not reached his or her Normal Retirement Date shall be retired on a Disability Retirement Allowance, in lieu of retirement under any other provision of the Plan, on the first day of the calendar month (not less than 30 nor more than 90 days next following the receipt by the Committee of such written application) as designated by the Committee; provided that (i) one or more physicians designated by the Committee shall certify their opinion, and the Committee shall find, that such Member is totally incapacitated, mentally or physically, from the further performance of his or her regular duties or duties comparable thereto, and that such incapacity is likely to be permanent; or (ii) such Member is eligible for and in receipt of a disability benefit under the Social Security Act, as amended from time to time, with respect to a physical or mental incapacity.

     (b) The Disability Retirement Allowance shall be computed in accordance with Section 6(A) on the basis of the Member's Final Average Compensation and years of Service at retirement. Payment of the Disability Retirement Allowance shall commence upon the Member's retirement and shall continue only so long as the Member remains totally incapacitated as determined by the Committee.

          Once each year the Committee may require any Member receiving a Disability Retirement Allowance who has not reached his or her Normal Retirement Date to undergo a medical examination by a physician or physicians designated by the Committee. Such examination, to the extent possible, will be made at the residence of the Member or other place mutually agreed upon or otherwise required under the circumstances. Should any Member refuse to submit to such an examination, payment of his or her Disability Retirement Allowance shall be discontinued until his or her withdrawal of such refusal. Should such refusal continue for a year, all rights in and to the Disability Retirement Allowance shall cease. If the Committee finds on the basis of a medical examination or otherwise that a Member who is receiving a Disability Retirement Allowance and who has not reached his or her Normal Retirement Date is no longer totally incapacitated and that the Member has regained his or her earning capacity, in whole or in part, or that the Member is no longer in receipt of a disability benefit under the Social Security Act, the Member's Disability Retirement Allowance will be discontinued or reduced proportionately; provided that he or she shall be entitled to have the Disability Retirement Allowance restored in whole or in part prior to his or her Normal Retirement Date if, on the basis of the certification of one or more physicians designated by the Committee, the Committee finds the Member is again totally incapacitated, or if the Member again becomes eligible for and is in receipt of a disability benefit under the Social Security Act with respect to the physical or mental incapacity which originally entitled the Member to the Disability Retirement Allowance. In the event the Member ceases to be totally and permanently incapacitated and he or she does not return to Service, his or her eligibility for any other Allowance under the Plan shall be determined under the relevant terms of the Plan.

(G)  Vested Retirement Allowance

     (a) A Member who has completed five years of Service as an Officer (or was an Officer at the time of a Change in Control or Potential Change in Control, as set forth in
          Section 15), and who, for reasons other than retirement, approved leave of absence, or death, ceases to be employed by the Company or an Affiliated Company, shall be eligible for a Vested Retirement Allowance on application therefor.

     (b) The Vested Retirement Allowance shall be a deferred Allowance commencing on the Vested Member's Normal Retirement Date and shall be computed and payable in accordance with Section 6(A) on the basis of his or her Final Average Compensation and years of Service at his or her date of termination. The Vested Member may elect to have payment of his or her Vested Retirement Allowance commence as of the first day of any calendar month coincident with or following his or her attaining age 55 as is specified in his or her written election filed with the Committee prior to the first day of such calendar month. In the event payment of the Vested Retirement Allowance commences prior to the first day of the calendar month coincident with or next following the 60th anniversary of the Member's birth, the Vested Retirement Allowance shall be:

          (i)  the Allowance computed in accordance with
          Section 6(A)(i) on the basis of his or her Final
          Average Compensation and years of Service at his or her date of termination; reduced by

          (ii) 1/3 of 1% for each complete month by which the commencement of payment of the Vested Retirement
          Allowance precedes the date 5 years prior to his or her Normal Retirement Date; less

          (iii) the Qualified Plan Allowance payable commencing at the same time.

(H)  Death of Retired Member or of Vested Member Receiving
     Payment of Allowance

     (a) In the event of the death of a Retired Member, an Allowance will be paid during the life of, and to, the Retired Member's Contingent Annuitant. The Allowance paid to the Contingent Annuitant will be equal to
          (i) the Retired Member's Allowance as calculated in accordance with Section 6(A)(i) at the time of the Retired Member's retirement, subject to the age differential reduction specified below, and subject to any reduction for early commencement of payment as was applied when payment of the Retired Member's Allowance had commenced, or if the Retired Member's Allowance had not commenced, as would have been applied to the Retired Member's Allowance if payment to the Retired Member had commenced when payment of the Allowance hereunder commences; reduced by (ii) the Qualified Plan Allowance then payable to the Contingent Annuitant (under the Qualified Plan Allowance form of payment specified in Section 6(C)). In the event the Retired Member is more than fifteen (15) years older than his or her Contingent Annuitant, the Allowance to be paid hereunder, as calculated prior to reduction by the Qualified Plan Allowance, shall be reduced by three percent (3%) for each full year in excess of fifteen years by which the Retired Member's age exceeds the age of the Contingent Annuitant; provided, however, that the reduction percentage shall not exceed eighty-five percent (85%).

          If payment of the Retired Member's Allowance had commenced prior to the Retired Member's death, payment to the Contingent Annuitant as provided herein shall commence with the payment for the month following the month in which the Retired Member's death occurs. If payment of the Retired Member's Allowance had not commenced prior to the Retired Member's death, payment to the Contingent Annuitant as provided herein shall commence with the payment for the month following prior election of commencement by the Contingent Annuitant. In the event that the Contingent Annuitant dies after the Retired Member and monthly payments of the Allowance to the Retired Member and Contingent Annuitant have not been made for a total period of at least 120 months at the time of the death of the Contingent Annuitant, the monthly payments being made to the Contingent Annuitant will continue to be made to the Beneficiary for the balance of the 120 monthly payment period. In the event the Retired Member has no Contingent Annuitant at the time of his or her death, and dies prior to having received 120 monthly payments of Allowance, monthly payments that would have been made hereunder to the Contingent Annuitant will be made to the Beneficiary for the balance of the 120 monthly payment period. In addition, in either case, if the Contingent Annuitant hereunder is also the Retired Member's contingent annuitant under the Qualified Plan, the benefit assumed to be paid to the contingent annuitant under the Qualified Plan Allowance form of payment specified in Section 6(C) shall be paid hereunder to the Beneficiary for the balance of the 120 monthly payment period.


     (b) In the event of the death of a Vested Member receiving payment of a Vested Retirement Allowance, an Allowance will be paid during the life of, and to, the Vested Member's Contingent Annuitant. The Allowance paid to the Contingent Annuitant will be equal to (i) the Vested Member's Vested Retirement Allowance computed in accordance with Section 6(G)(b)(i) at the time of the Vested Member's termination of employment, subject to the age differential reduction specified in Section 6H(a) above and subject to any reduction for early commencement under Section 6(G)(b)(ii) as was applied to the Vested Member's Vested Retirement Allowance when payment of that Vested Retirement Allowance commenced; reduced by (ii) the Qualified Plan Allowance then payable to the Contingent Annuitant (under the Qualified Plan Allowance form of payment specified in
          Section 6(C)).

          Payments to the Contingent Annuitant as provided herein shall commence with the payment for the month following the month in which the Vested Member's death occurs.

     (c) In any event where payments are to be made to the Contingent Annuitant or Beneficiary, the Company, in its sole discretion, may fully satisfy such payments by making a lump sum cash payment of the present value of the remaining payments to be made. In determining such present value, the actuarial assumptions used to calculate the Company's contributions under the Qualified Plan shall be used.

(I) Death of Member in Active Service or of Vested Member Prior to Commencement of Vested Retirement Allowance

     (a) In the event of the death of a Member in active service prior to or after his or her Normal Retirement Date and after he or she has completed five years of Service as an Officer (or was an Officer at the time of a Change in Control or Potential Change in Control, as set forth in Section 15), an Allowance shall be payable during the life of, and to, his or her Contingent Annuitant. The Allowance payable to the Contingent Annuitant in accordance with this Section 6(I)(a) shall commence with the payment for the month following the month in which the Member's death occurs and shall be equal to
          (i) the Member's Allowance as calculated in accordance with Section 6(A)(i) as if the date of the Member's death had been the 65th anniversary of the Member's birth, but on the basis of the Member's Final Average Compensation and years of Service at death, and subject to the age differential reduction specified in Section 6(H)(a); reduced by (ii) the Qualified Plan Allowance that would then be payable to the Contingent Annuitant if the Contingent Annuitant were the Member's spouse.

     (b) In the event of the death of a Vested Member prior to the commencement of the Vested Retirement Allowance, an Allowance shall be payable during the life of, and to, his or her Contingent Annuitant.

          Payment of the Allowance in accordance with this
          Section 6(I)(b) shall commence as of the first day of the calendar month as is elected by the Vested Member's Contingent Annuitant in writing filed with the Committee prior to the first day of such calendar month, which shall be no sooner than the first day of the calendar month coincident with or next following the later of the Vested Member's death or the 55th anniversary of the Vested Member's birth and no later than the first day of the calendar month coincident with or next following the 65th anniversary of the Vested Member's birth. The Allowance payable hereunder shall be equal to the Vested Member's Vested Retirement Allowance computed in accordance with Section 6(G)(b)(i) at the time of the Vested Member's termination of employment, subject to the age differential reduction specified in Section 6(H)(a) and subject to any reduction for early commencement under
          Section 6(G)(b)(ii) as would have been applied to the Vested Member's Vested Retirement Allowance if payment of the Vested Retirement Allowance had commenced to the Vested Member when payment of the Allowance hereunder commences, reduced by the Qualified Plan Allowance that would then be payable to the Contingent Annuitant if the Contingent Annuitant were the Vested Member's spouse and had coverage by the Vested Member Spouse's Allowance under the Qualified Plan.

     (c) In any event where payments are to be made to the Contingent Annuitant, the Company, in its sole discretion, may fully satisfy such payments by making a lump sum cash payment of the present value of the remaining payments to be made. In determining such present value, the actuarial assumptions used to calculate the Company's contributions under the Qualified Plan shall be used.

(J)  Adjustments to Allowance as A Result of Increases in Cost of
     Living

     (a) Beginning as of July 1 of the year for which the cumulative percentage change in the CPI-U (as defined in (b) below) exceeds 20%, but not earlier than July 1, 1993, and as of each July 1 thereafter, the Allowance then being paid to or with respect to a Member (other than a Vested Member whose employment terminated prior to January 1, 1993) shall be increased by an adjustment amount, not less than zero, determined by multiplying:

          (i) (1) in the case of an Allowance being paid to the Member, the amount of the Allowance originally paid to the Member which is then being paid, or

                    (2)  in the case of an Allowance being paid
                    with respect to a Member:

                              (A)  and if an Allowance had
                         previously been paid to that Member, the amount of the Allowance originally paid to the Member which is then being paid to the Contingent Annuitant or
                         Beneficiary; or

                              (B)  and an Allowance had not
                         previously been paid to that Member, the amount of the Allowance originally paid to the Contingent Annuitant or Beneficiary which is then being paid;

     by (ii) a percentage (rounded to the nearest 1/100 of 1%) equal to 75% of the cumulative percentage change in the CPI-U for the year in excess of 20%, but not more than the applicable cumulative maximum percentage, as each is defined in (b) below).

     (b) The terms specified below which are used in (a) above shall have the meanings set forth below, unless the context clearly dictates another meaning.

               (i) "CPI-U" means the annual average figure under the Consumer Price Index for All Urban Consumers, U.S. City Average of All Items (1982-1984 = 100), or its successor, as published by the United States Bureau of Labor Statistics.

               (ii) "cumulative percentage change in the CPI-U" for a year is calculated by dividing the difference between the CPI-U for the prior year and the CPI-U for the year prior to the year in which the Allowance originally commenced by the CPI-U for the year prior to the year in which the Allowance originally commenced, and rounding to the nearest 1/100 of 1% (e.g., for purposes of determining the cumulative percentage change in the CPI-U for 1993 for a Member whose Allowance commenced in 1990, subtract the CPI-U for 1989 from the CPI-U for 1992, then divide the result by the CPI-U for 1989 and round to the nearest 1/100 of 1%). Notwithstanding any provisions herein to the contrary, in all cases when the Allowance commenced before January 1, 1989, the cumulative percentage change in the CPI-U for a year shall be calculated by dividing the difference between the CPI-U for the prior year and the CPI-U for 1991 by the CPI-U for 1991, rounding to the nearest 1/100 of 1%, and adding 20%.

               (iii) "cumulative maximum percentage" is 3% for the first year in which an adjustment is first made hereunder and for each succeeding year is 3% plus 103% of the prior year's cumulative maximum percentage, rounded to the nearest 1/100 of 1% (e.g., 3% for the first year adjustment, 6.09% for the second year, 9.27% for the third year, and so
               on).

     (c) The provisions of this Section 6(J) are intended to operate and apply in the same manner and fashion as the Pension Benefit Adjustments under the Qualified
          Plan.

Section 7.  ADMINISTRATION OF THE PLAN; POWER AND AUTHORITY

The Committee shall have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive, and binding upon all parties. If any person objects to any such decision, action or interpretation, formally or informally, the expenses of the Committee and its agents and counsel shall be chargeable against any amounts otherwise payable under the Plan to or on account of the Member.

Section 8.  NO LIABILITY OF COMMITTEE MEMBERS

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or her or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other Officer, employee, or Director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid with the approval of the Board in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud or bad faith.

Section 9.  RIGHT TO AMEND, SUSPEND, OR TERMINATE PLAN

The Board reserves the right at any time to amend, suspend, or terminate the Plan, in whole or in part and for any reason, and without the consent of any Member, Contingent Annuitant or Beneficiary; provided that no such amendment, suspension or termination shall adversely affect rights to receive any amount to which Members, Contingent Annuitants or Beneficiaries have become entitled prior to such amendment, suspension or termination; and further provided, that upon any such amendment, suspension or termination after a Change in Control or Potential Change in Control, any Member who has not completed five years of Service shall become fully vested in the Vested Retirement Benefit as though such Member had completed five years of Service pursuant to Section 15.

Section 10.  NO ALIENATION OF BENEFITS

Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his or her bankruptcy or other event happening at any such time such amount would be made subject to his or her debts or liabilities or would otherwise not be enjoyed by him or her, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his or her spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment or application shall be in complete satisfaction of the payment which otherwise would have been made to or with respect to the Member. Nothing in the foregoing procedure shall preclude the Committee's having the payment entitlement judicially settled.

Section 11.  PERIODIC REVIEW OF PLAN

In order to assure the continued realization of the purposes of the Plan, the Board and the Committee shall review the Plan, and the Committee may suggest amendments to the Board, periodically.

Section 12.  GENERAL LIMITATIONS AND PROVISIONS

Nothing contained in the Plan shall give any Officer the right to be retained in the employment of the Company or affect the right of the Company to dismiss any Officer. The adoption of the Plan shall not constitute a contract of employment between the Company and any Officer. No Officer shall receive any right to be granted an Allowance hereunder nor shall any such Allowance be considered as compensation under any employee benefit plan of the Company, except as otherwise determined by the Company.

Section 13.  SOURCE OF PAYMENTS

All payments of Allowances provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Member or his or her spouse, dependents, Contingent Annuitant, Beneficiaries or estate from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Member shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments.
Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any Members. To the extent that any Member acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

Section 14.    UNFUNDED PLAN; GOVERNING LAW

The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel and all rights hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Section 15.    CHANGE IN CONTROL

Notwithstanding anything else herein to the contrary, if after a Change in Control or Potential Change in Control (i) the employment of a Member is terminated (whether by the Company or for Good Reason), or (ii) a Member ceases to be an Officer, then any such Member who has no Vested Retirement Allowance shall be entitled to a Vested Retirement Allowance as though such Member had completed five years of Service as an Officer for purposes of
Section 6(G).

"Good Reason" shall mean a determination by the Member in good faith that there has been any (i) material change by the Company of the Member's functions, duties or responsibilities which change would cause the Member's position with the Company to become of less dignity, responsibility, importance, prestige or scope including, without limitation, the assignment to the Member of duties and responsibilities inconsistent with his or her positions; (ii) assignment or reassignment by the Company of the Member without the Member's consent, to another place of employment more than 50 miles from the Member's current place of employment; (iii) liquidation, dissolution, consolidation or merger of the Company which has not been approved by a majority of those members of the Board who were members of the Board prior to the Change in Control or Potential Change in Control, or transfer of all or substantially all of its assets, other than a transaction or series of transactions in which the resulting or surviving transferee entity has, in the aggregate, a net worth at least equal to that of the Company and assumes this Plan and all obligations and undertakings of the Company hereunder; or
(iv) reduction in the Member's total compensation or any component thereof, by written notice to the Company, specifying the event relied upon for such termination and given at any time within six (6) months after the occurrence of such event.

In the event of a Change in Control or Potential Change in Control, the Company shall as soon as possible (but in no event later than 30 days after such Change in Control or Potential Change in Control) make a payment to an irrevocable trust of an amount that, when added to any other amounts in such trust with respect to this Plan, shall result in an amount which is equal to at least 100% (but no more than 120%) of the present value of the benefits payable hereunder as of the date of the Change in Control or the Potential Change in Control (determined using the actuarial factors set forth in the Qualified Plan), as certified by an enrolled actuary appointed by the Committee. Notwithstanding the foregoing, the assets of such trust shall remain subject to the claims of the Company's general creditors.

Section 16.    PAYMENT OF ALLOWANCE

If in the judgment of the Committee, any person entitled to the payment of an Allowance hereunder is incapable of receiving and legally receipting for such payment, payment of the Allowance may be made to such other person, persons or institutions as, in the judgment of the Committee, may then by maintaining or have custody or legal responsibility for such person or his or her property. The determination of the Committee as to the identity of the proper payee in such situation shall be conclusive, and payment in accordance with such determination shall be in complete satisfaction of all rights and entitlements with respect to the Allowance so paid.

Section 17.    SUCCESSORS

Any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company shall be bound by the terms and conditions of the Plan.